                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            -----------------------

                                 FORM 8-K/A-1

                            -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 14, 1997
                                                        ----------------

                            ROYALE INVESTMENTS, INC.
                            -------------------------
            (Exact name of registrant as specified in its charter)

          Minnesota                  0-20047               41-1691930
          ---------                  -------               ----------
       (State or other             (Commission            (IRS Employer
jurisdiction of incorporation)     File  Number       Identification Number)

                           One Logan Square, Suite 1105
                              Philadelphia, PA 19103
                              ----------------------
               (Address of principal executive offices) (Zip Code)

                                  (215) 567-1800
                                  --------------
               Registrant's telephone number, including area code)

                             Royale Investments, Inc.
                                 3430 List Place
                            Minneapolis, MN 55416-4547
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

    On October 14, 1997, Royale Investments, Inc. (the "Company"), H/SIC Corporation, a Delaware corporation ("H/SIC"), Strategic Facility Investors, Inc., a Delaware corporation ("Strategic"), the sole general partner of Blue Bell Investment Company, L.P., a Delaware limited partnership ("Blue Bell, L.P."), South Brunswick Investment Company, LLC, a New Jersey limited liability company ("SBIC"), a general partner of South Brunswick Investors, L.P., a Delaware limited partnership ("South Brunswick, L.P."), ComCourt Investment Corporation, a Pennsylvania corporation ("ComCourt Corporation"), the sole general partner of ComCourt Investors, L.P., a Delaware limited partnership ("ComCourt, L.P."), and Gateway Shannon Development Corporation, a Pennsylvania corporation ("Gateway"), the sole general partner of 6385 Flank Drive, L.P., a Pennsylvania limited partnership ("Flank, L.P."), completed a number of transactions (collectively, the "Shidler Transactions") pursuant to the Formation/Contribution Agreement dated September 7, 1997, as amended by the Amendment thereto dated as of October 13, 1997 (collectively, the "Formation Agreement"). H/SIC, Strategic and ComCourt Corporation are each 50% owned by Jay
H. Shidler ("Shidler") and Clay W. Hamlin, III ("Hamlin"). Gateway is owned by Mr. Hamlin. Although the Shidler Transactions involved a number of properties and partnerships and were effected by a series of intermediate steps, the Shidler Transactions were negotiated and effected as a unitary transaction in which one part would not have been done without the other and, in effect, constituted as described below the acquisition ("Acquisition") by the Company of an interest in a Delaware limited partnership, FCO, L.P. ("FCO"), formed to acquire a portfolio of ten properties ("Shidler Acquisition Properties") representing the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate investment firm.

    Pursuant to the Shidler Transactions, the Company became the sole general partner of FCO, and FCO acquired all of the limited partnership interests in Blue Bell, L.P., South Brunswick, L.P., ComCourt, L.P. and Flank, L.P. (collectively the "Properties Partnerships") except for an 11% limited partnership interest in Blue Bell, L.P. retained by Shidler Equities, L.P., a limited partnership in effect controlled by Mr. Shidler and his wife, Wallette Shidler ("Equities L.P."), and 11% limited partnership interests in each of ComCourt, L.P. and Flank, L.P. retained by Mr. Hamlin (collectively the "Retained Interests"). Immediately prior to the acquisition by FCO of such limited partnership interests, the general partnership interests in the respective Properties Partnerships held by Strategic, SBIC, ComCourt Corporation and Gateway were converted into limited partnership interests, and FCO Holdings, Inc. ("Holdings"), a wholly-owned Delaware subsidiary of the Company, was admitted as the sole general partner of each of the Properties Partnerships, holding a .1% interest in each of them. The Company has a 20.6946% interest (before giving effect to the contribution of Retained Interests) in FCO which it acquired as a result of the contribution by the Company to FCO of certain limited partnership interests in various of the Properties Partnerships which had been assigned directly to the Company in exchange for 600,000 shares of common stock ("Common Shares") of the Company. In addition, until December 31, 2000, a portion of the Profits (as defined in the FCO Partnership Agreement) for each fiscal year is to be allocated 19.8% to the Company as the general partner and 80.2% to all partners (including the Company as the general partner but not the preferred limited partners holding Preferred Units (as defined below)).

    The Retained Interests are required to be contributed by Equities L.P. and Hamlin to FCO in November 2000 in consideration for the issuance to them of limited partnership interests in the form of an aggregate of 282,508 Common Units (as defined below) and 186,455 Preferred Units.

    FCO was formed as a Delaware limited partnership by the Company on October 9, 1997 for the purpose of effecting the Shidler Transactions. On October 14, 1997 the Company, as the sole general partner of FCO, and the limited partners and preferred limited partners named therein entered into a limited partnership agreement dated that day (the "FCO Partnership Agreement").

    Each of the Properties Partnerships holds one or more suburban office buildings located in South Brunswick, New Jersey, Blue Bell, Pennsylvania and Harrisburg, Pennsylvania. The Shidler Acquisition Properties comprise ten buildings aggregating approximately 1.5 million square feet and in the aggregate are currently 99.8% leased to major corporate tenants, including Unisys Corporation, IBM Corporation, Teleport Communications Group, Merck, Hershey Foods, Pitney-Bowes, Ernst & Young and McGraw-Hill. These leases expire in various years, commencing in September 1999 and running to June 2009. Six of these buildings are occupied by single tenants. The Company, through FCO and Holdings, intends to continue the business of the Properties Partnerships of owning and leasing commercial office buildings.

    Immediately prior to the Acquisition, each of the Properties Partnerships jointly and severally entered into a $100 million principal amount mortgage financing with Bankers Trust Company pursuant to a Senior Secured Credit Agreement dated as of October 14, 1997 ("Credit Facility"). Approximately $96.1 million of the proceeds of the Credit Facility was used by entities other than the Company and FCO to refinance indebtedness of or secured by the assets of the Properties Partnerships and to pay various costs in connection with the Shidler Transactions. Approximately $3.9 million of the proceeds of the Credit Facility were contributed to FCO in connection with the Shidler Transactions. FCO used approximately $2.9 million of these funds to pay various costs associated with the Shidler Transactions and retained approximately $1.0 million for working capital needs. FCO is a joint and several obligor in respect of the Credit Facility. The Company and Holdings are not obligors with respect to the Credit Facility, but have pledged certain assets described below to secure repayment of the Credit Facility. The initial term of the Credit Facility is three years with the right given to the obligors to extend it, subject to the satisfaction of conditions precedent thereto, for two successive one year extensions. Substantially all of the assets of the Properties Partnerships and FCO's and Holdings' interests in the Properties Partnerships and the Company's interests in Holdings and FCO have been pledged or mortgaged to secure the Properties Partnerships' and FCO's joint and several obligations in respect of the Credit Facility.

    For the purposes of the Acquisition, the Properties Partnerships were treated as having a value of $170 million (before giving effect to the indebtedness represented by the Credit Facility). For purposes of determining the consideration to be given in respect of the acquisition by FCO of limited partnership interests in the Properties Partnerships, limited partner interests were issued (and will be issued in November 2000 for Retained Interests) at the rate of one unit for every $5.50 in exchange value (the "Common Units") and preferred partnership units were issued (and will be issued in November 2000 for Retained Interests) at a rate of one unit for every $25.00 in exchange value (the "Preferred Units").

    The aggregate consideration issued in the Shidler Transactions by the Company and FCO on October 14, 1997 to the former general and limited partners of the Properties Partnerships consisted of (x) 600,000 Common Shares (issued at a price of $5.50 per share); (y) an aggregate of 2,899,310 Common Units (including 600,000 Common Units issued to the Company in consideration for limited partnership interests in the Properties

Partnerships acquired by the Company for 600,000 Common Shares and subsequently contributed by the Company to FCO); and (z) 1,913,545 Preferred Units in FCO.

    Prior to the execution and delivery of the Formation Agreement, there was no material relationship between the general and limited partners of the Properties Partnerships and the Company or any of its affiliates.

    The nature and amount of consideration given and received by the Company in the Shidler Transactions was based on its judgment as to the fair market value of the Shidler Acquisition Properties and the Common Shares at the time the Formation Agreement was negotiated.

    Preferred Units of FCO may be converted on or after October 1, 1999 into Common Units on the basis of 3.5714 Common Units for each Preferred Unit being converted plus an amount in cash equal to the accrued Priority Return Amount (as defined in the FCO Partnership Agreement) in respect of such Preferred Units.

    Subject to compliance with the FCO Partnership Agreement, beginning on September 1, 1998, each limited partner of FCO has the right to require FCO to redeem all or a portion of the Common Units held by such limited partner. FCO (or the Company as its general partner) has the right, in its sole discretion, to deliver to such redeeming limited partner either one Common Share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such Common Share (so adjusted) (based on the formula for determining such value set forth in the FCO Partnership Agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the FCO Partnership Agreement). The redemption of Common Units for Common Shares will have the effect of increasing the Company's interest in FCO.

    The right to receive Common Shares upon exercise of such right of redemption is subject to compliance by the Company with a number of significant conditions precedent including compliance with the Company's charter, all requirements under the Internal Revenue Code of 1986, as amended, applicable to real estate investment trusts, the Minnesota Business Corporation Act or any other law then in effect and any applicable rule or policy of any stock exchange or self-regulatory organization.

    The following table sets forth the interests as of October 14, 1997 of the general and limited partners of FCO and the holders of Preferred Units (before giving effect to any contribution of Retained Interests):

                                                                      Common    Percentage   Preferred
                                                                      Units      Interest      Units
                                                                    ----------  -----------  ----------
General Partner
---------------

Royale Investments, Inc. .........................................     600,000     20.6946%

Limited Partners and Preferred Limited Partners
-----------------------------------------------

Mr. Shidler.......................................................       2,600      0.0897%     126,079

Shidler Equities, L.P.(1) ........................................     582,103     20.0773%     457,826

Mr. Hamlin........................................................       5,235       .1805%     115,334

LBCW Limited Partnership(2) ......................................     875,284     30.1894%     663,808

CHLB Partnership(3) ..............................................      63,243      2.1813%      41,741

Robert L. Denton..................................................     129,549      4.4683%      85,502

James K. Davis....................................................      15,368       .5300%      10,142

John E. deB. Blockey, Trustee of the John E. deB. Blockey Living
  Trust dated 9/12/88.............................................      89,549       3.0886%    59,102


------------------------
(1) A limited partnership controlled by Jay H. Shidler and his wife, Wallette Shidler.

(2) A limited partnership controlled by Mr. Hamlin, who is the sole general partner.

(3) A Pennsylvania family partnership controlled by Mr. Hamlin and his wife, Lynn B. Hamlin, as the sole general partners.

                                                                      Common    Percentage   Preferred
                                                                      Units      Interest      Units
                                                                    ----------  -----------  ----------
Henry D. Bullock..................................................      34,718      1.1975%      22,914

Frederick K. Ito..................................................      17,359      0.5987%      11,457

LGR Investment Fund, Ltd. ........................................      80,030      2.7603%      52,820

Tiger South Brunswick, L.L.C. ....................................       2,875       .0992%       1,898

Westbrook Real Estate Fund I, L.P. ...............................     336,121     11.5931%     221,840

Westbrook Real Estate Co. Investment Partnership I, L.P. .........      33,299      1.1485%      21,977

Denise J. Liszewski...............................................      10,227      0.3527%       6,750

Samuel Tang.......................................................       6,818      0.2352%       4,500

David P. Hartsfield...............................................       9,091      0.3136%       6,000

Lawrence J. Taff..................................................       4,091      0.1411%       2,700

Kimberly F. Aquino................................................       1,750      0.0604%       1,155
                                                                    ----------  -----------  ----------
                                                                     2,899,310    100.0000%   1,913,545

    Pursuant to the Shidler Transactions, Messrs. Shidler and Hamlin each acquired 300,000 Common Shares in exchange for partnership interests in various of the Properties Partnerships. The right to acquire 147,818 of these Common Shares (73,909 by each of Messrs. Shidler and Hamlin) was acquired by Mr. Shidler and Mr. Hamlin for cash payments aggregating $813,000 to the persons who contributed certain of these partnership interests to the Company. The Common Shares issued to Mr. Shidler and Mr. Hamlin represent, in the aggregate, approximately 26% of the outstanding Common Shares immediately following the Shidler Transactions. The Properties Partnerships had prior to the Shidler Transactions in effect been controlled by Mr. Shidler and Mr. Hamlin.

    Concurrently with the closing of the Shidler Transactions and pursuant to the Formation Agreement, the Company ac-quired for 273,729 Common Shares all of the assets of Crown Advisors, Inc. ("Crown") (including 27,646 Common Shares held by Crown and valued for this purpose at $5.50 per share). The Common Shares held by Crown were then retired. Crown had been the advisor to the Company pursuant to a management contract. All of the outstanding capital stock of Crown was owned by Vernon
R. Beck and John Parsinen, then directors and Chairman of the Board and Chief Executive Officer and Secretary, respectively, of the Company. The management contract between Crown and the Company was terminated and the Company entered into a new management agreement with Glacier Realty, LLC ("Glacier"), a Minnesota limited liability company all of the interests in which are owned by Vernon R. Beck and John Parsinen. Under this management agreement, Glacier will be responsible for the management of the retail properties of the Company.

     Upon completion of the Shidler Transactions, Mr. Hamlin, Mr. Shidler, William H. Walton and Kenneth S. Sweet, Jr., nominees of the persons who previously directly or indirectly held the general and limited partnership interests in the Properties Partnerships, were elected directors of the Company and John Parsinen, Orvin J. Hall and Kurt Schoenrock resigned from the Board of Directors of the Company. Messrs. Vernon R. Beck, Allen C. Gehrke and Kenneth D. Wethe continued as directors. The Board of Directors of the Company consists of seven directors. All directors are elected to serve until they die or retire or until the next annual meeting of the shareholders of the Company and their successors are elected and qualified. Mr. Shidler has been elected Chairman of the Board of Directors of the Company as provided by the Formation Agreement.

    Upon completion of the Shidler Transactions and prior to the date hereof, the existing officers of the Company resigned and the following officers of the Company have been appointed:

Clay W. Hamlin, III .........................  President and Chief Executive
                                                 Officer
Vernon R. Beck...............................  Vice President
Tony Bernheim................................  Chief Investment Officer
James K. Davis, Jr. .........................  Vice President Acquisitions
Thomas D. Cassel.............................  Vice President Finance
David P. Hartsfield..........................  Vice President Operations
                                                 & Development
John Parsinen................................  Secretary
Denise Liszewski.............................  Vice President and Assistant
                                                 Secretary

    Mr. Hamlin has entered into a two year employment agreement with FCO which will be renewed automatically unless terminated by either party upon notice to the other.

Item 2. Acquisition or Disposition of Assets.

        See response to Item 1.

Item 3. Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired

            The combined financial statements of the Shidler Acquisition Properties filed as part of this report are included herein on pages F-12 to F-23.

        (b) Pro Forma Financial Information

            The pro forma condensed consolidated financial statements of the Company filed as part of this report are included herein on pages F-2 to F-11.

        (c) Exhibits


Exhibit Number         Description
-----------------  -------------------

2.1*               Formation/Contribution Agreement dated September 7, 1997, as amended, by and among
                   Royale Investments, Inc., H/SIC Corporation, a Delaware corporation, Strategic
                   Facility Investors, Inc., a Delaware corporation, the sole general partner of Blue
                   Bell Investment Company, L.P., a Delaware limited partnership, South Brunswick
                   Investment Company, LLC, a New Jersey limited liability company, a general partner of South Brunswick Investors, L.P., a Delaware limited partnership, ComCourt
                   Investment Corporation, a Pennsylvania corporation, the sole general partner of
                   ComCourt Investors, L.P., a Delaware limited partnership, and Gateway Shannon
                   Development Corporation, a Pennsylvania corporation, the sole general partner of
                   6385 Flank Drive, L.P., a Pennsylvania limited partnership, with exhibits, as amended by the Amendment thereto dated October 13, 1997.

2.2*               Agreement and Plan of Reorganization between the Company and Crown Advisors, Inc.

2.3*               FCO, L.P. Partnership Agreement dated October 14, 1997.

2.4*               Amended and Restated Partnership Agreement of Blue Bell Investment Company.

2.5*               Amended and Restated Partnership Agreement of South Brunswick Investors, L.P.

2.6*               Amended and Restated Partnership Agreement of ComCourt Investors, L.P.

2.7*               Amended and Restated Partnership Agreement of 6385 Flank, L.P.

10.1*              Clay W. Hamlin III Employment Agreement dated October 14, 1997 with FCO, L.P.

10.2*              Registration Rights Agreement dated October 14, 1997 for the benefit of certain shareholders of the Company.


Exhibit Number         Description
-----------------  -------------------

10.3*              Management Agreement between the Company and Glacier Realty, LLC.

10.4*              Senior Secured Credit Agreement dated October 13, 1997 (Exhibits and Schedules have been omitted pursuant to Rule 6.01(b)(2) of Regulation S-K. Such Exhibits and
                   Schedules are listed and described in the Credit Agreement. The Company hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Exhibits and Schedules.)

20.*               Press Release dated October 14, 1997.

------------------------
 *   Previously filed

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 1997

                            ROYALE INVESTMENTS, INC.

                            By: /s/ Clay W. Hamlin, III
                                -----------------------
                            Name: Clay W. Hamlin, III
                            Title: President and Chief
                                     Executive Officer

                            By: /s/ Thomas D. Cassel
                                --------------------
                            Name: Thomas D. Cassel
                            Title: Vice President Finance

                               ROYALE INVESTMENTS, INC.

                            INDEX TO FINANCIAL STATEMENTS




I.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL  STATEMENTS

    Pro Forma Condensed Consolidating Balance Sheet as of September 30, 1997      F-3

    Pro Forma Condensed Consolidating Statements of Operations for the Year
    Ended December 31, 1996                                                       F-4

    Pro Forma Condensed Consolidating Statements of Operations for the
    Nine Months Ended September 30, 1997                                          F-5

    Notes and Management's Assumptions to Unaudited Pro Forma Condensed
    Consolidating Financial Information                                           F-6


II. THE SHIDLER ACQUISITION PROPERTIES

    Report of Independent Public Accountants                                      F-12

    Combined Balance Sheets as of December 31, 1995 and 1996 (audited)
    and September 30, 1997 (unaudited)                                            F-13

    Combined Statements of Operations for the years ended
    December 31, 1994, 1995 and 1996 (audited) and for
    the nine months ended September 30, 1996 and 1997 (unaudited)                 F-14

    Combined Statements of Partners' Capital for the years
    ended December 31, 1994, 1995 and 1996 (audited) and for the
    nine months ended September 30, 1997 (unaudited)                              F-15

    Combined Statements of Cash Flows for the years ended
    December 31, 1994, 1995 and 1996 (audited) and for the
    nine months ended September 30, 1996 and 1997 (unaudited)                     F-16

    Notes to Combined Financial Statements                                        F-17

                               ROYALE INVESTMENTS, INC.

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following financial information sets forth the unaudited pro forma condensed consolidating balance sheet of Royale Investments, Inc. ("Company") as of September 30, 1997, and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 1996 and the nine month period ended September 30, 1997.

The unaudited pro forma condensed consolidating financial information is presented as if the following transactions ("Shidler Transactions") had been consummated on September 30, 1997 for balance sheet purposes, and as of January 1, 1996 for purposes of the statements of operations.

- The Company acquired partnership interests in a portfolio of 10 properties, ("Shidler Acquisition Properties"), representing the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate investment firm.

- In the Shidler Transactions, the Company became the sole general partner of and obtained an 18.86% interest in FCO, L.P. ("FCO"), an operating partnership formed to acquire and hold the Shidler Acquisition Properties. The Company's 18.86% interest is calculated after giving effect to the required contribution to FCO of 11% retained limited partner ownership interests in 7 of the 10 Shidler Acquisition Properties by affiliates of the Shidler Group ("Retained Interests") in exchange for Common Units (as defined below) in November 2000.

-    In connection with the Shidler Transactions, the Company issued
     600,000 shares of $0.01 par value common stock ("Common Shares") and FCO issued (or committed to be issued) 3,181,818 common partnership units ("Common Units") and 2.1 million preferred partnership units ("Preferred Units"). See Note 1.

- Immediately prior to the acquisition by the Company, the long term debt on the Shidler Acquisition Properties was refinanced with a $100.0 million mortgage loan.

-    Simultaneous with the Shidler Transactions, the Company issued
     273,729 Common Shares in exchange for the assets of Crown Advisors, Inc. ("Crown"), an affiliate of the Company, previously acting as external advisor to the Company and assisting in the management operations. The contract between Crown and the Company was terminated. Further, the Company retired 27,646 Common Shares previously held by Crown at the time it was acquired.

- The Company entered into a property management agreement with Glacier Realty, LLC ("Glacier"), all of the interests in which are owned by two current officers of the Company, one of whom is also a current director. The property management agreement with Glacier provides for Glacier to manage the seven net lease retail assets of the Company for a term of five years with a minimum fee of $250,000 per annum.

The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at September 30, 1997, nor does it purport to represent the future financial position and the results of operations of the Company.

                            ROYALE INVESTMENTS, INC.
                PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
                       SEPTEMBER 30, 1997 (Notes 1 and 2)
                                  (unaudited)
                                 (in thousands)

                                                                        Shidler
                                                           Royale     Acquisition
                                                         Investments, Properties
                                                            Inc.      Historical        Pro Forma              Pro Forma
                                                         Historical    Combined        Adjustments           Consolidated
                                                         -----------  -----------  --------------------      -------------
                                                             (A)          (B)          (C)          (D)
Assets:
  Net investments in real estate.......................   $  22,654    $  83,128    $  83,397    $  --        $   189,179
  Cash and cash equivalents............................         497        1,461         (461)      --              1,497
  Restricted cash......................................      --            2,640       (2,640)      --            --
  Deferred costs and other assets......................         535        8,285       (7,669)      --              1,151
                                                         -----------  -----------  -----------  -----------  -------------
      Total assets.....................................   $  23,686    $  95,514    $  72,627    $  --        $   191,827
                                                         -----------  -----------  -----------  -----------  -------------
                                                         -----------  -----------  -----------  -----------  -------------
Liabilities:
  Mortgage notes payable...............................   $  14,448    $  87,131    $  12,869    $  --        $   114,448
  Dividends/distributions payable......................         178       --           --           --                178
  Accounts payable and other liabilities...............         158        4,529       (4,379)      --                308
                                                         -----------  -----------  -----------  -----------  -------------
      Total liabilities................................      14,784       91,660        8,490       --            114,934
                                                         -----------  -----------  -----------  -----------  -------------
Minority interest--Preferred Units.....................      --           --           52,500       --             52,500
                                                         -----------  -----------  -----------  -----------  -------------
Minority interest--Common Units........................      --            3,854        8,716       --             12,570
                                                         -----------  -----------  -----------  -----------  -------------
Stockholders' Equity:
  Common stock.........................................          14       --                6            2             22
  Additional paid-in capital...........................      12,354       --            2,915        1,351         16,620
  Distributions in excess of accumulated earnings......      (3,466)      --           --           (1,353)        (4,819)
                                                         -----------  -----------  -----------  -----------  -------------
      Total stockholders' equity.......................       8,902       --            2,921       --             11,823
                                                         -----------  -----------  -----------  -----------  -------------
      Total liabilities and stockholders' equity.......   $  23,686    $  95,514    $  72,627    $  --        $   191,827
                                                         -----------  -----------  -----------  -----------  -------------
                                                         -----------  -----------  -----------  -----------  -------------

             See accompanying notes and managment's assumptions to
                        pro forma financial statements.

                            ROYALE INVESTMENTS, INC.
           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 (Notes 1 and 3)
                                  (unaudited)
               (in thousands, except share and per share amounts)

                                                                                Shidler
                                                                   Royale     Acquisition
                                                                Investments,  Properties
                                                                    Inc.      Historical     Pro Forma      Pro Forma
                                                                 Historical    Combined     Adjustments    Consolidated
                                                                ------------  -----------  -------------   ------------
                                                                    (A)           (B)
Revenues:
  Rents.......................................................  $      2,477   $  11,793     $  --         $   14,270
  Tenant reimbursements.......................................       --            1,852        --              1,852
  Other.......................................................            32          48        --                 80
                                                                ------------  -----------        -----     ------------
      Total revenue...........................................         2,509      13,693        --             16,202
                                                                ------------  -----------        -----     ------------
Operating Expenses:
  Interest....................................................         1,246       8,130          (526)(C)       8,850
  Depreciation and amortization...............................           567       2,689           887 (D)       4,143
  Property expenses...........................................           361       2,458        --               2,819
  General and administrative..................................            42         236        --                 278
                                                                ------------  -----------        -----     ------------
      Total operating expenses................................         2,216      13,513           361          16,090
                                                                ------------  -----------        -----     ------------
      Income (loss) before minority interest..................           293         180          (361)(E)         112
Minority interest in (income) loss--Preferred Units...........       --           --            --     (F)      --
Minority interest in (income) loss--Common Units..............       --           --               147 (F)         147
                                                                ------------  -----------        -----     ------------
Net income (loss) allocated to Common Shares..................  $        293   $     180     $    (214)            259
                                                                ------------  -----------        -----     ------------
                                                                ------------  -----------        -----     ------------
Per Common Share:
  Net income allocated to Common Shares.......................  $       0.21                                $     0.11
                                                                ------------                               ------------
                                                                ------------                               ------------
  Weighted average number of shares outstanding including
    share equivalents.........................................     1,420,000                                 2,284,732
                                                                ------------                               ------------
                                                                ------------                               ------------

             See accompanying notes and managment's assumptions to
                        pro forma financial statements.

                            ROYALE INVESTMENTS, INC.
           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (Notes 1 and 3)
                                  (unaudited)
               (in thousands, except share and per share amounts)

                                                                                Shidler
                                                                   Royale     Acquisition
                                                                Investments,  Properties
                                                                    Inc.      Historical     Pro Forma     Pro Forma
                                                                 Historical    Combined     Adjustments   Consolidated
                                                                ------------  -----------  -------------  ------------
Revenues:
  Rents.......................................................  $      1,881   $  11,710        --         $   13,591
  Tenant reimbursements.......................................       --            1,116        --              1,116
  Other.......................................................            18         100        --                118
                                                                ------------  -----------        -----    ------------
      Total revenue...........................................         1,899      12,926        --             14,825
                                                                ------------  -----------        -----    ------------
Operating Expenses:
  Interest....................................................           920       7,042        (1,355)(C)      6,607
  Depreciation and amortization...............................           426       2,424           258 (D)      3,108
  Property expenses...........................................           255       2,569        --              2,824
  General and administrative..................................            35         114        --                149
                                                                ------------  -----------        -----    ------------
      Total operating expenses................................         1,636      12,149        (1,097)        12,688
                                                                ------------  -----------        -----    ------------
      Income (loss) before minority interest..................           263         777         1,097 (E)       2,137
Minority interest in (income) loss--Preferred Units...........       --           --            (1,874)(F)      (1,874)
Minority interest in (income) loss--Common Units..............       --           --            --     (F)      --
                                                                ------------  -----------        -----    ------------
Net income (loss) allocated to Common Shares..................  $        263   $     777     $    (777)    $      263
                                                                ------------  -----------        -----    ------------
                                                                ------------  -----------        -----    ------------
Per Common Share:
  Net income allocated to Common Shares.......................  $       0.19                               $     0.12
                                                                ------------                              ------------
                                                                ------------                              ------------
  Weighted average number of shares outstanding
    including share equivalents...............................     1,420,314                                2,284,732
                                                                ------------                              ------------
                                                                ------------                              ------------

             See accompanying notes and managment's assumptions to
                        pro forma financial statements.

                            ROYALE INVESTMENTS, INC.
                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                             FINANCIAL INFORMATION
    (in thousands, except share and unit and per share and per unit amounts)

1. BASIS OF PRESENTATION:

    Royale Investments, Inc. ("Company") is a Minnesota corporation. As of October 14, 1997, the Company owned or held an interest in 7 retail properties and 10 suburban office properties. The Company is the sole general partner of and has an 18.86% interest in FCO, L.P. ("FCO"), an operating partnership formed to acquire and hold the Shidler Acquisition Properties. The Company's 18.86% interest is calculated after giving effect to the contribution of the 11% Retained Interests, which interests will be exchanged in November 2000 for Common Units.

    The following is a summary of FCO identifying the units issued (or committed to be issued) and ownership interests upon the completion of the Shidler
Transactions:

                                                                                             Total
                                                                                             Units
                                                    Units Issued to:              Total    Issued and
                                           -----------------------------------  Retained    Retained    Ownership
                                             Company      Others      Total     Units(a)     Units      Interest
                                           -----------  ----------  ----------  ---------  ----------  -----------
Preferred Units                                --        1,913,545   1,913,545    186,455   2,100,000
                                           -----------  ----------  ----------  ---------  ----------
                                           -----------  ----------  ----------  ---------  ----------

Common Units
  General Partner interest                    600,000       --         600,000                600,000       18.86%
  Limited Partner interests                    --        2,299,310   2,299,310    282,508   2,581,818       81.14%
                                           -----------  ----------  ----------  ---------  ----------  -----------
Total Common Units                            600,000    2,299,310   2,899,310    282,508   3,181,818      100.00%
                                           -----------  ----------  ----------  ---------  ----------  -----------
                                           -----------  ----------  ----------  ---------  ----------  -----------

    a) Represents units required to be issued in November, 2000 in exchange for the Retained Interests.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the Shidler Acquisition Properties either included elsewhere in this filing or previously filed by the Company with the Securities and Exchange Commission on its Form 10-K/A for the year ended December 31, 1996 and its Form 10-QSB for the quarter ended September 30, 1997. In management's opinion, the Company has made all adjustments necessary to reflect the effects of the acquisition of the Shidler Acquisition Properties.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:

    (A) Reflects the historical balance sheet of the Company as of September 30, 1997.

    (B) Reflects the historical combined balance sheet of the Shidler Acquisition Properties as of September 30, 1997.

    (C) To record the purchase of the Shidler Acquisition Properties by the Company in exchange for issuance of 600,000 Common Shares at a value of $5.50 per share ($3.3 million) and issuance of limited partner interests comprised of 2,100,000 Preferred Units at $25.00 per Preferred Unit ($52.5 million) and 2,581,818 Common Units at $5.50 per Common Unit ($14.2 million) for a total consideration value of $70 million. The $5.50 per Common Share and per Common Unit is based on the range of trading prices of the Common Shares at the time the Shidler Transactions were announced ($5-9/16 and $5-3/8 being the high and low sales prices on September 5, 1997, the last full trading day prior to the public announcement). The $25.00 per Preferred Unit is based upon the contractual Common Unit conversion rate at an assumed $7.00 per Common Share.

The following summarizes such adjustments as of September 30, 1997:

(1) Adjustments to assets:
  (a) Real estate investments acquired at fair value..............                  $83,397(i)
                                                                                    ---------
                                                                                    ---------
  (b) Cash and cash equivalents
        Received in connection with acquisition.......................  $   3,900
        Less: costs paid in connection with acquisition...............     (2,900)
        Less: cash and cash equivalents of Shidler
          Acquisition Properties retained by former owners............     (1,461)
                                                                         ---------
     Net decrease to cash and cash equivalents....................                  $   (461)
                                                                                    ---------
                                                                                    ---------
  (c) Release of restricted cash retained by former owners of the
    Shidler Acquisition Properties                                                 $  (2,640)
                                                                                    ---------
                                                                                    ---------

  (d) Adjustments to deferred costs and other assets:
      Deferred loan fees relating to new mortgage notes.............  $  735 (ii)
      Less:
        Straight line rent receivable retained by former owners of
          Shidler Acquisition Properties............................  (5,770)(iii)
        Deferred loan fees related to mortgage notes retired by
          former owners of Shidler
          Acquisition Properties....................................    (992)(iv)
        Deferred leasing costs and other assets retained by former owners of Shidler Acquisition Properties..................  (1,523)(v)
        Elimination of costs previously deferred by the
          Company in connection with the completion
         of the Shidler Transactions................................     (119)
                                                                      ----------
      Net decrease to deferred costs and other assets...............                   $  (7,669)
                                                                                       ----------
                                                                                       ----------

(2) Adjustments to liabilities:

  (a) Mortgage notes assumed......................................$ 100,000 (ii)(vi)
      Less: mortgage notes retired by former owners of
        Shidler Acquisition Properties................................ (87,131)
                                                                      ---------
      Net increase to mortgage notes payable                                          $12,869
                                                                                      ---------
                                                                                      ---------
  (b) Accounts payable and other liabilities
        Accrual of costs in connection with the
          Shidler Transactions                                      $ 150 (ii)(vii)

    Less: accounts payable other liabilities of
      the Shidler Acquisition Properties                            (4,529)(ii)(vii)
                                                                    ------
  Net decrease to accounts payable and other liabilities..........                    $(4,379)
                                                                                      ---------
                                                                                      ---------

(3) Allocation of adjustments to minority interest and stockholders' equity:

  (a) Minority interest share--Preferred Units                                        $52,500
                                                                                      ---------
                                                                                      ---------
  (b) Minority interest share--Common Units, (81.14%)              $14,200
        Less: Costs in connection with Shidler
          Transactions (viii)                                       (1,630)
        Less: Accumulated income of
          Shidler Acquisition Properties                            (3,854)
                                                                  ---------
  Net increase to minority interest--Common Units.................                    $8,716
                                                                                      ---------
                                                                                      ---------
  (c) Issuance of 600,000 $0.01 par value Common Shares                               $     6
                                                                                      ---------
                                                                                      ---------
  (d) Stockholders' equity, (18.86%)
        Issuance of 600,000 Common Shares, excess of
          $5.50 over par value                                    $   3,294
        Less: Costs in connection with Shidler
          Transactions (viii)                                          (379)
                                                                   ---------
       Net increase to stockholders' equity                                            $2,915
                                                                                      ---------
                                                                                      ---------

(i) The Company will record costs associated with the cost of acquiring the Shidler Acquisition Properties totaling $451. These total costs will be allocated to the fair value of the real estate investments acquired.

(ii) The fair values of all assets, mortgage notes payable and other liabilities approximate their carrying amounts.

(iii) The accrued straight line rent receivable recorded by the Shidler Acquisition Properties will be adjusted to a zero carrying value in connection with the acquisition of the Shidler Acquisition Properties.

(iv) These financing costs were deferred by the Shidler Acquisition Properties. Such costs will be written off in connection with the retirement of the related mortgage notes by the former owners of the Shidler Acquisition Properties.

(v) Certain leasing costs were deferred by the Shidler Acquisition Properties. Such costs will be adjusted to a zero carrying value as the real estate investments have been reflected at fair market value absent these deferred costs.

(vi) The Shidler Acquisition Properties were acquired subject to mortgage indebtedness of $100.0 million which loan closed immediately prior to the Company's acquisition of the Shidler Acquisition Properties. The loan matures on October 13, 2000 and provides for monthly payments of interest only at a fixed rate of 7.5% per annum.

(vii) Other liabilities include accounts payable, deferred rental income, security deposits and other. The accounts payable and other liabilities recorded by the Shidler Acquisition Properties are generally not assumed by the Company in connection with the Shidler Transactions. The Company has recorded various accruals of $150 attributable to outstanding costs incurred in connection with the Shidler Transactions.

(viii)The Company has recorded costs associated with the cost of issuing Common Stock and other equity interests of the Company totaling $2,009. These total costs have been charged against equity and minority interest in proportion to the respective ownership interests.

(D) To record the issuance of 273,729 Common Shares at $5.50 per share ($1,505) in exchange for the assets of Crown and the termination of Crown's external advisory contract, net of the retirement of 27,646 Common Shares at $5.50 per share ($152) previously held by Crown at the time it was acquired.

  Dr. Nonrecurring charge due to termination of
    advisory contract.............................................  $   1,353
  Cr. Common Stock--par                                                              2
  Cr. Additional paid-in capital                                                 1,351

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF
OPERATIONS:

    (A) Reflects the historical consolidated operations of the Company.

    (B) Reflects the historical combined operations of the Shidler Acquisition Properties.

    (C) Reflects the decrease in interest expense of $526 and $1,355, respectively, for the year ended December 31, 1996 and for the nine month period ended September 30, 1997, related to the $100.0 million mortgage notes payable for the Shidler Acquisition Properties, which provides for an interest rate of 7.5% per annum.

    (D) Reflects the increase (decrease) in depreciation and amortization expense as follows:

                                                                                      For the year    For the nine
                                                                                          ended       months ended
                                                                                      December 31,    September 30,
                                                                                          1996            1997
                                                                                      -------------  ---------------
Depreciation of buildings acquired over a 40 year useful life.......................    $   1,246       $     539
Amortization of deferred financing costs related to the Shidler Acquisition
  Properties over 3 year life of mortgage loan......................................         (359)           (281)
                                                                                           ------           -----
                                                                                        $     887       $     258
                                                                                           ------           -----
                                                                                           ------           -----

    (E) Simultaneous with the Shidler Transactions, the Company: (i) issued 273,729 Common Shares valued at $5.50 per share ($1,505) in exchange for the assets of Crown, (ii) terminated the external advisory contract between Crown and the Company and (iii) retired 27,646 Common Shares valued at $5.50 per share ($152) previously held by Crown at the time it was acquired. The Company will record the effect of these transactions in the fourth quarter of 1997. The transactions will be recorded as a nonrecurring charge attributable to the termination of the Crown external advisory contract totaling $1,353. Such adjustment has been omitted from the pro forma condensed consolidating statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 as the events are not expected to have a continuing impact on the Company.

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF
OPERATIONS: (CONTINUED)
    (F) Minority interest in income (loss) has been reflected in accordance with the terms of the FCO partnership agreement. Upon consummation of the Shidler Transactions, the Preferred Units are first allocated income up to 6.5% of their investment with remaining income, if any, or loss allocated between the Company which owns 18.86% and the limited partner Common Units which own 81.14%. The adjustments to record the income (loss) effect of the minority interest share of income (loss) in the pro forma statements of operations were computed as follows:

                                                                                      For the year   For the nine
                                                                                          ended      months ended
                                                                                      December 31,   September 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
Shidler Acquisition Properties
  Income before minority interest...................................................    $     180      $     777
  Impact of pro forma adjustments...................................................         (361)         1,097
                                                                                      -----------    -----------

  Total income (loss)...............................................................    $    (181)     $   1,874
Pro forma minority interest in income (loss)
  Minority share--Preferred Units...................................................    $  --          $   1,874
  Minority share--Common Units (81.14%).............................................         (147)        --
                                                                                      -----------    -----------

Net income (loss) allocated to Common Shares........................................    $     (34)     $  --
                                                                                      -----------    -----------
                                                                                      -----------    -----------

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Partners
The Shidler Acquisition Properties:

We have audited the accompanying combined balance sheets of The Shidler Acquisition Properties (Group), a group of partnerships more fully described in
Note 1, as of December 31, 1995 and 1996 and the related combined statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the The Shidler Acquisition Properties as of December 31, 1995 and 1996 and the combined results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

Coopers & Lybrand

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 5, 1997

                       THE SHIDLER ACQUISITION PROPERTIES

                            Combined Balance Sheets
                                 (in thousands)

                                                                                   December 31,      September 30,
                                                                               --------------------  -------------
ASSETS                                                                           1995       1996         1997
                                                                               ---------  ---------  -------------
                                                                                                      (unaudited)
Investments in real estate:
  Land.......................................................................  $  16,491  $  18,575    $  18,575
  Buildings, building improvements and equipment.............................     59,860     72,566       74,237
                                                                               ---------  ---------  -------------
                                                                                  76,351     91,141       92,812

  Accumulated depreciation...................................................     (5,780)    (7,807)      (9,684)
                                                                               ---------  ---------  -------------
      Net investments in real estate.........................................     70,571     83,334       83,128

Cash and cash equivalents....................................................        477      1,083        1,461
Restricted cash and escrows..................................................         11      3,413        2,640
Deferred rent receivable.....................................................      4,286      5,158        5,770
Deferred costs and other assets, net.........................................      1,769      2,561        2,515
                                                                               ---------  ---------  -------------
      Total assets...........................................................  $  77,114  $  95,549    $  95,514
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
      LIABILITIES AND PARTNERS' CAPITAL

Mortgage and construction loans payable......................................  $  70,683  $  85,917    $  87,131
Accounts payable and accrued expenses........................................        286        300          614
Accrued interest.............................................................      1,212      1,192        1,192
Management fees and other amounts due
  to related parties.........................................................      2,323      2,559        2,697
Rents received in advance and tenant security deposits.......................        315      2,504           26
                                                                               ---------  ---------  -------------

      Total liabilities......................................................     74,819     92,472       91,660

Commitments and contingencies (Note 6)

Partners' capital............................................................      2,295      3,077        3,854
                                                                               ---------  ---------  -------------

      Total liabilities and partners' capital................................  $  77,114  $  95,549    $  95,514
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

            See accompanying notes to combined financial statements.

                       THE SHIDLER ACQUISITION PROPERTIES

                       Combined Statements of Operations
                                 (in thousands)

                                                                                                Nine months ended
                                                                  Year ended December 31,         September 30,
                                                              -------------------------------  --------------------
                                                                1994       1995       1996       1996       1997
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                                   (unaudited)
Revenues:
  Rental income.............................................  $   9,535     10,818  $  11,793  $   8,534  $  11,710
  Tenant reimbursements.....................................     --          1,438      1,852      1,436      1,116
  Interest and other income.................................         45        100         48         47        100
                                                              ---------  ---------  ---------  ---------  ---------
                                                                  9,580     12,356     13,693     10,017     12,926
                                                              ---------  ---------  ---------  ---------  ---------
Expenses:
  Interest..................................................      7,503      7,983      8,130      6,047      7,042
  Depreciation and
    amortization............................................      2,057      2,290      2,689      1,985      2,424
  Utilities.................................................     --            650        833        570        814
  Maintenance and repairs...................................     --            425        620        470        869
  Management fees...........................................        337        566        666        492        499
  Real estate taxes.........................................     --            301        339        266        387
  General and administrative................................        137        126        236        211        114
                                                              ---------  ---------  ---------  ---------  ---------
                                                                 10,034     12,341     13,513     10,041     12,149
                                                              ---------  ---------  ---------  ---------  ---------
Net income (loss)...........................................  $    (454) $      15  $     180  $     (24) $     777
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

            See accompanying notes to combined financial statements.

                       THE SHIDLER ACQUISITION PROPERTIES

                              Combined Statements
                              of Partners' Capital
                              for the years ended
                        December 31, 1994, 1995 and 1996
                           and the nine months ended
                               September 30, 1997
                                  (unaudited)

Partners' capital, January 1, 1994..................................................  $     414

Net loss............................................................................       (454)
                                                                                      ---------
Partners' capital, December 31, 1994................................................        (40)

Contributions.......................................................................      2,320
                                                                                      ---------
Net income..........................................................................         15
                                                                                      ---------
Partners' capital, December 31, 1995................................................      2,295

Contributions.......................................................................        602
                                                                                      ---------
Net income..........................................................................        180
                                                                                      ---------
Partners' capital, December 31, 1996................................................      3,077

Net income (unaudited)..............................................................        777
                                                                                      ---------
Partners' capital, September 30, 1997 (unaudited)...................................  $   3,854
                                                                                      ---------
                                                                                      ---------

            See accompanying notes to combined financial statements.

                       THE SHIDLER ACQUISITION PROPERTIES

                       Combined Statements of Cash Flows
                                 (in thousands)

                                                                              Year Ended               Nine months ended
                                                                             December 31,                September 30,
                                                                  ----------------------------------  --------------------
                                                                     1994        1995        1996       1996       1997
                                                                  ----------  ----------  ----------  ---------  ---------
                                                                                                          (unaudited)
Operating Activities
--------------------

Net income (loss)...............................................  $     (454) $       15  $      180  $     (24) $     777
Adjustments to reconcile net income (loss) to net cash provided by operations:
  Depreciation and amortization.................................       2,057       2,290       2,689      1,985      2,424
  Changes in:
    Deferred rent receivable....................................      (1,190)     (1,024)       (872)      (662)      (612)
    Other assets................................................           2         (94)       (154)        26       (273)
    Accounts payable and accrued expenses.......................           3         261          14        (43)       314
    Other liabilities...........................................         338         582        2405        (53)    (2,340)
                                                                  ----------  ----------  ----------  ---------  ---------
        Cash provided by operations.............................         756       2,030       4,262      1,229        290
                                                                  ----------  ----------  ----------  ---------  ---------
Investing Activities
--------------------

Acquisition of and additions to investments in real estate......                 (11,898)    (14,790)    (1,975)    (1,560)
Leasing commissions paid........................................                     (40)       (913)      (913)      (360)
Restricted cash and escrows.....................................         244         254       -3402       (150)      (802)
                                                                  ----------  ----------  ----------  ---------  ---------
        Cash provided by (used in) investing....................         244     (11,684)    (19,105)    (3,038)    (1,118)
                                                                  ----------  ----------  ----------  ---------  ---------
Financing Activities
--------------------

Proceeds from mortgage and construction loans payable...........                   9,992      24,829     11,357      1,806
Payments on mortgage and construction loans payable.............      (1,000)     (1,999)     (9,595)    (8,995)      (592)
Capital contributions...........................................                   2,320         602     --         --
Financing costs paid............................................                    (188)       (387)      (235)        (8)
                                                                  ----------  ----------  ----------  ---------  ---------
        Cash provided by (used in) financing....................      (1,000)    (10,125)    (15,449)     2,127      1,206
                                                                  ----------  ----------  ----------  ---------  ---------
Increase in cash................................................      --             471         606        318        378
Cash and cash equivalents at beginning of period................           6           6         477        477      1,083
                                                                  ----------  ----------  ----------  ---------  ---------
Cash and cash equivalents at end of period......................  $        6  $      477  $    1,083  $     795  $   1,461
                                                                  ----------  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ----------  ---------  ---------
Supplemental disclosures:
  Interest paid.................................................  $    7,518  $    8,014  $    8,150  $   6,067  $   7,042
                                                                  ----------  ----------  ----------  ---------  ---------
                                                                  ----------  ----------  ----------  ---------  ---------

            See accompanying notes to combined financial statements.

                       THE SHIDLER ACQUISITION PROPERTIES

                     Notes to Combined Financial Statements
                             (dollars in thousands)

1. Organization and Basis of Combination:

    The accompanying combined financial statements of the Shidler Acquisition Properties (Group) consist of the accounts of the following real estate partnerships and business operations:

    Acquisition/
 Construction Date                 Partnership's Properties
--------------------  ---------------------------------------------------

June 1992             Blue Bell Investment Company, L.P. (Blue Bell):
                        751 Jolly Road, Blue Bell, PA
                        753 Jolly Road, Blue Bell, PA
                        760 Jolly Road, Blue Bell, PA
                        785 Jolly Road, Blue Bell, PA

March 1995            South Brunswick, L.P. (S. Brunswick):
                        429 Ridge Road, South Brunswick, NJ
                        431 Ridge Road, South Brunswick, NJ
                        437 Ridge Road, South Brunswick, NJ

December 1996         ComCourt Investors, L.P. (ComCourt):
                        2605 Interstate Drive, Harrisburg, PA
                        2601 Market Place, Harrisburg, PA

August 1995)          6385 Flank Drive, L.P. (Flank):
(placed in service      6385 Flank Drive, Harrisburg, PA
December 1995)

    The financial statements include the operations of the properties owned by Group only for the period owned or placed in service.

    The properties listed above have common ownership and management by The Shidler Group. The Group is engaged in the acquisition, development and ownership, leasing and management of commercial office properties in the Pennsylvania and New Jersey area.

    As discussed further in Note 7, on October 14, 1997, the Group was acquired in a transaction with Royale Investments, Inc., heretofore an unaffiliated real estate investment trust (REIT), which intends to remain qualified as a REIT under the Internal Revenue Code (Code).

                       THE SHIDLER ACQUISITION PROPERTIES

                             (dollars in thousands)

1. Organization and Basis of Combination, continued:

    Principles of Combination:

    These financial statements have been prepared on a combined basis to present the financial position and results of operations of the Group because the operations were managed and have been acquired as a single business under common control. Accordingly, all inter-entity accounts and activities have been eliminated to reflect the combined results.

    Interim Financial Reporting:

    The combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full year.

2. Summary of Significant Accounting Policies:

    Use of Estimates:

    The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    Revenue Recognition:

    Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Deferred rent receivable represents rental income recognized in excess of contractual payments due.

    Rents Received in Advance and Tenant Security Deposits:

    Rents received in advance represent the advance payment of contractual rent. Security deposits are amounts paid by tenants to the Group which are then refunded to such tenant at the end of the lease term subject to certain conditions.

                       THE SHIDLER ACQUISITION PROPERTIES

                             (dollars in thousands)

2. Summary of Significant Accounting Policies, continued:

    Concentration of Credit:

    As of December 31, 1996, the Group's two most significant tenants are Unisys Corporation and IBM Corporation. The Group's lease with Unisys and IBM Corporation comprise 67% and 12%, respectively, of the Group's annualized rental income. These concentrations are mitigated, in part, by unconditional sublease obligations with other tenants. The ability of these and other tenants of the Group to make required payments is dependent upon the financial condition of the tenants.

    Investment in Real Estate and Depreciation:

    The Group's investments in real estate are recorded at cost. Effective January 1, 1996, the Group adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that management of the Group review long-lived assets for impairment whenever circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this statement did not affect the Group's financial position or results of operations.

    Interest expense, real estate taxes and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date the asset is placed in service and on the same basis as the related assets. Depreciation expense is computed using the straight-line method based on the following useful lives:

                                                                  Years
                                                                ---------

   Buildings and building improvements........................   39 to 40
   Tenant improvements and equipment..........................       5-11

     Tenant improvements and leasing commissions are capitalized and amortized over the terms of each specific lease. Maintenance and repairs are charged to expense when incurred. Expenditures for property improvements are capitalized.

    Cash and Cash Equivalents:

    For purposes of the statements of cash flows and balance sheets, cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount of cash equivalents approximates fair value.

    The Group maintains cash in deposit accounts which, from time to time, may exceed federally insured limits. The Group has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

                       THE SHIDLER ACQUISITION PROPERTIES

                              (dollars in thousands)

2. Summary of Significant Accounting Policies, continued:

    Restricted Cash and Escrows:

    In accordance with the provisions of the mortgage note payable for Blue Bell, excess funds (as defined) are invested in commercial paper in amounts up to the extent of the next interest and principal payment. These funds, which are invested in Grade A Commercial Paper, were $11, $2,649 and $1,597 at December 31, 1995, 1996 and September 30, 1997, respectively. The remaining account balance relates to insurance and tax escrows.

    Income Taxes:

    No income taxes are payable by the Group, and none have been provided in the accompanying combined financial statements. The partners are required to include their respective shares of partnership profits and losses in their individual tax returns.

    Fair Value of Financial Instruments:

    The financial instruments of the Group include short-term investments and mortgage and construction loans payable. The estimated fair values of these instruments were not materially different from their carrying values. On October 14, 1997, in connection with the acquisition of the Group by Royale Investments, Inc., all of the Group's mortgage and construction loans payable at December 31, 1996 and September 30, 1997 (with a weighted average interest rate of approximately 10.8%) were refinanced with $100,000 of long-term debt at an interest rate of 7.5%.

    Deferred Costs:

    Fees and costs associated with lease originations and costs incurred to obtain long-term financing have been capitalized and are amortized over the terms of the respective leases or debt. At December 31, 1995, 1996, and September 30, 1997, deferred costs include the following:

                                                                December 31,      September 30,
                                                            --------------------  -------------
                                                              1995       1996         1997
                                                            ---------  ---------  -------------
                                                                                   (unaudited)

Deferred financing costs..................................  $   3,387  $   3,662    $   3,669
Deferred leasing costs....................................         40        953        1,313
                                                            ---------  ---------  -------------
                                                                3,427      4,615        4,982
Less accumulated amortization.............................     (1,740)    (2,231)      (2,866)
                                                            ---------  ---------  -------------
                                                            $   1,687  $   2,384    $   2,116
                                                            ---------  ---------  -------------
                                                            ---------  ---------  -------------

    Amortization expense relating to deferred costs was $457, $500 and $603 for the years ended December 31, 1994, 1995 and 1996, respectively. Amortization expense was $372 and $635 for the nine months ended September 30, 1996 and 1997, respectively (unaudited).

                       THE SHIDLER ACQUISITION PROPERTIES

                             (dollars in thousands)

3. Related Party Transactions:

    Blue Bell has a management agreement contract with Hamlin/Shidler Investment Corporation (H/ SIC), an affiliate of the Group. The agreement states that Blue Bell shall pay H/SIC an annual fee of 4% of rental income to be allocated 0.5% as a base management fee and 3.5% as a contingent management fee. Expenses for the years ended December 31, 1994, 1995 and 1996 were $337,341, and $259, respectively, and for each of the nine months ended September 30, 1996 and 1997 were $260 and $132, respectively (unaudited). Substantially all of the amounts reported as "Management fees and other amounts due to related parties" in the accompanying balance sheets relate to unpaid management fees to H/SIC. The agreement also provides for an acquisition coordination fee of 2% of the purchase price of the real property acquired. Additionally, the agreement provides for an asset management fee of 3/4% of the fair market value of the property, payable when and if Blue Bell generates cash flow from operations, as defined; this fee in the estimated amount of $488 has not been recorded. No amounts have been incurred or paid related to the acquisition coordination or asset management fee terms.

    Blue Bell is also party to a cost sharing agreement with H/SIC and another related party. Expenses for each of the years ended December 31, 1994, 1995 and 1996 were $12. Expenses for each of the nine months ended September 30, 1996 and 1997 were $9 (unaudited). These amounts represent an allocation of telephone, accounting services, and other costs paid for by H/SIC.

    S. Brunswick has a management agreement with H/SIC. The agreement states that S. Brunswick shall pay H/SIC an annual property management fee of the amount of management fees (2% of rents) recovered from tenants plus 1.5% of gross rents. Management fees for the years ended December 31, 1995 and 1996 were $98 and $133, respectively. Management fees for the nine months ended September 30, 1996 and 1997 were $98 and $141, respectively (unaudited). The agreement also provides for a leasing fee of 1% of net rents. Leasing fees for the year ended December 31, 1996 were $53. Leasing fees for the nine months ended September 30, 1997 were $57 (unaudited). Additionally, the agreement provides for a construction management fee for tenant improvements, construction, and renovation costs of 3% of the contract amount. Construction management fees for the year ended December 31, 1996 were $21 and for the nine months ended September 30, 1996 and 1997 were $16 and $27, respectively (unaudited).

    ComCourt has a management agreement with H/SIC and First Industrial Management Corporation, a related party. The agreement requires that ComCourt shall pay an annual property management fee in the amount of 4% of rental income. Management fees for the nine months ended September 30, 1997 were $63 (unaudited).

    Flank Drive has a management agreement with H/SIC and First Industrial Management Corporation. The agreement requires that Flank shall pay an annual property management fee in the amount of 4% of rental income. Management fees for the year ended December 31, 1996 were $8. Management fees the nine months ended September 30, 1996 and 1997 were $4 and $11, respectively (unaudited).

                       THE SHIDLER ACQUISITION PROPERTIES

                             (dollars in thousands)

4. Mortgage and Construction Loans Payable:

    Mortgage and construction loans payable consists of the following:

                                                                                       December 31,      September 30,
                                                                                   --------------------  -------------
                                                                                     1995       1996         1997
                                                                                   ---------  ---------  -------------
                                                                                                          (unaudited)

Mortgage note payable in the original amount of $65,000. Collateralized by land, building and assignment of rents in Blue Bell; interest rate of 11.85%.
    Interest is paid quarterly on outstanding principal balance. Final payment due in May 1999. This note payable is also collateralized by $12,500 of funds held in trust, pursuant to a related trust agreement. These funds are not
    reflected on the accompanying financial statements...........................  $  61,335  $  60,364    $  60,364

Mortgage note in the original amount of $10,500. Collateralized by land, building and assignment of rents in ComCourt; interest rate of LIBOR + 4% (9.6% and
    9.7% at December 31, 1996 and September 30, 1997, respectively). Payable
    monthly. Maturing in January 2000............................................     --         10,500       10,500

Note payable in the original amount of $8,500. Collateralized by land, building, and assignment of rents in S. Brunswick; interest rate of Prime plus 1% (9.5%
    at December 31, 1995). Payable monthly. Maturing in May 1997.................      7,856     --           --

Notes payable in the original amount of $8,250. Collateralized by land, building and assignment of rents in S. Brunswick; interest rate of 7%. Payable
    monthly. Maturing in May 1998................................................     --          7,858        7,330

Construction loan in the original amount of $8,500. Collateralized by land, building, and assignments of rents in S. Brunswick; interest rate of Prime plus 1% (9.25% and 9.5% at December 31, 1996 and September 30, 1997,
    respectively). Interest is paid monthly on outstanding balance. Maturing in
    June 1999....................................................................     --          4,958        6,494

Construction loan in the original amount of $2,477. Collateralized by land, building and assignment of rents in Flank; interest rate of Treasury index plus 2%, (7.99, 8.73% and 8.23% at December 31, 1995, 1996 and September 30,
    1997, respectively). Interest is paid monthly on unpaid principal balance.
    Maturing in September 2002...................................................      1,492      2,237        2,443
                                                                                   ---------  ---------  -------------

                                                                                   $  70,683  $  85,917    $  87,131
                                                                                   ---------  ---------  -------------
                                                                                   ---------  ---------  -------------

                       THE SHIDLER ACQUISITION PROPERTIES

                             (dollars in thousands)

4. Mortgage and Construction Loans Payable, continued

    Approximate future maturities of notes payable are as follows at December 31, 1996:

                              Year                Amount
                              -----              ---------

                             1997                   --
                             1998              $  10,858
                             1999                 62,322
                             2000                 10,500
                             2001                   --
                             Thereafter            2,237
                                                 ---------
                                                 $ 85,917
                                                 ---------
                                                 ---------


5. Operating Leases:

    The properties are leased to tenants under gross and net operating leases with initial term expiration dates ranging from 1997 to 2009. Future minimum rentals under non-cancelable operating leases, excluding tenant reimbursements of expenses, in effect at December 31, 1996, are approximately as follows:

                               Year               Amount
                               ----             ----------

                              1997               $  14,788
                              1998                  13,467
                              1999                  12,640
                              2000                  12,297
                              2001                  12,066
                              Thereafter            79,943
                                                  ----------
                                                  $145,201
                                                  ----------
                                                  ----------

6. Commitments and Contingencies:

    From time to time, the Group is subject to routine litigation incidental to its business. The Group believes that the results of any pending legal proceedings will not have a materially adverse effect on the Group's financial condition or results of operations.

7. Subsequent Event:

    On October 14, 1997, all of the mortgage notes payable (Note 4) were refinanced and replaced with a $100,000 mortgage note which bears interest at 7.5%. Thereafter, Royale Investments, Inc. closed on the acquisition of the Group. Neither transaction had any effect on these financial statements.